                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated April 17, 1997, with respect to the financial statements of Bonray Drilling Corporation included in the Registration Statement on Form S-1 (to be filed on or about December 30, 1997) and related Prospectus of Bayard Drilling Technologies, Inc. for the registration of 2,955,000 shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Oklahoma City, Oklahoma
December 29, 1997